SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               AMERICASBANK CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

      (5) Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

      (3)  Filing Party:

          ----------------------------------------------------------------------

      (4)  Date Filed:
                      ----------------------------------------------------------

                               AMERICASBANK CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD THURSDAY, MAY 27, 1999, AT 4:30 P.M.

                                       AT

                                  500 York Road
                            Baltimore, Maryland 21204


      The Annual Meeting of Stockholders of AmericasBank Corp., a Maryland corporation (the "Company"), will be held on May 27, 1999, at 4:30 p.m., local time, at 500 York Road, Baltimore, Maryland 21204 to consider and vote upon:

           1. The election of ten directors, eight to serve until the Annual Meeting of Stockholders to be held in 2002, one to serve until the Annual Meeting of Stockholders to be held in 2001 and one to serve until the Annual Meeting of Stockholders to be held in 2000, and until their successors are duly elected and qualified.

           2. Ratification of the selection of Arthur Andersen LLP, to serve as the Company's independent auditors for the 1999 fiscal year.

           3. Approval of amendments to the Company's Stock Option Plan.

           4. Any other matters that may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 30, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the meeting and voting in person.

      The Board of Directors recommends a vote FOR the election of the nominees named in the proxy statement, and FOR Proposals Two and Three.

      You are cordially invited to attend the meeting in person.

                                       By Order of the Board of Directors,


                                       Kenneth D. Pezzulla
                                       Secretary

May 1, 1999

                               AMERICASBANK CORP.

                                 PROXY STATEMENT

                  Annual Meeting of Stockholders to be held on
                       Thursday, May 27, 1999 at 4:30 P.M.


                     SOLICITATION AND REVOCATION OF PROXIES

      The enclosed proxy is solicited by the Board of Directors of AmericasBank Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 27, 1999, at 4:30 p.m., local time. The Meeting will be held at 500 York Road, Baltimore, Maryland 21204. The proxy is revocable at any time prior to or at the Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Meeting and voting in person. In addition to solicitation by mail, proxies may be solicited by officers and directors of the Company personally or by telephone. Such persons will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the Common Stock of the Company registered in the name of nominees. This proxy material is being sent to the Company's stockholders on or about May 1, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Stockholders of record at the close of business on April 30, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 496,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), each of which is entitled to one vote.

      The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of at least a plurality of all shares voted at the Meeting is sufficient for the approval of Proposal One. The affirmative vote of at least a majority of all shares voted at the Meeting is sufficient for the approval of Proposals Two and Three. An abstention or broker non-vote is included for purposes of determining the presence or absence of a quorum for the transaction of business but is not included in calculating votes cast with respect to the Proposals. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted.
The Inspector of Elections will be present at the Meeting.

      The Board of Directors recommends a vote FOR the election of each of the nominees named in the Proxy Statement and for the approval of Proposals Two and Three.

      All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

      o  FOR the nominees for directors named below.

      o FOR ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the 1999 fiscal year.

      o  FOR the approval of the amendments to the Company's Stock Option Plan.

      o Proxies will be voted in the discretion of the holder on such other business as may properly come before the Meeting or any adjournments thereof.

      IT IS ANTICIPATED THAT THE COMPANY'S DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN, FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND FOR THE APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLAN.

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

      The table below sets forth information as of March 31, 1999, relating to the beneficial ownership of the Company's Common Stock, $0.01 par value per share, by (i) each of the Company's and the Company's wholly owned subsidiary, AmericasBank's (the "Bank's"), officers and directors; (ii) all officers and directors as a group; and (iii) each person who is known by the Company to own beneficially 10% or more of the outstanding shares of the Company's Common Stock. As of March 31, 1999, there were 496,000 shares of the Company's Common Stock issued and outstanding. Unless otherwise noted below, the Company believes that each person named in the table has the sole voting and sole investment power with respect to each of the shares reported as beneficially owned by such person.


                                                        Beneficial                       Percent of
Name & Address                                     Ownership of Shares                   Class Owned
--------------                                     -------------------                   -----------
Marc J. Atas                                             7,291(1)                           1.47%
10 North Calvert Street
Suite 744
Baltimore, MD 21202

Garbis Baklayan                                          15,218(2)                          3.07%
300 Chapelwood Lane
Lutherville, MD 21093

Nicholas J. Belitsos, M.D.                              16,184(3)                           3.26%
St. Joseph Prof. Building
7401 Osler Drive, Suite 102
Towson, MD 21204

Thomas M. Brandt, Jr.                                    6,250(4)                           1.26%
11806 Linden Chapel Road
Clarksville, MD 21029

Cynthia B. Conklin                                       5,050(5)                           1.02%
230 E. Montgomery Street
Baltimore, MD 21230

Patricia D'Alessandro                                     500(6)                            0.10%
3621 E. Lambert Street
Baltimore, MD 21224

William A. Fogle, Jr.                                    1,984(7)                           0.40%
RRI Box 192
Glen Rock, PA 17327

Constantine Frank                                       11,417(8)                           2.30%
14721 Manor Road
Phoenix, MD 21131

Leonard Frenkil                                           2,000                             0.40%
Atlantic Management
100 N. Warwickshire Lane
Glen Burnie, MD 21061

Richard J. Hunt, Jr.                                      534(9)                            0.11%
2108 Tall Pines Court
Catonsville, MD 21228



                                        2


                                                        Beneficial                       Percent of
Name & Address                                     Ownership of Shares                   Class Owned
--------------                                     -------------------                   -----------
Charles F. Imhoff, Jr.                                  4,567(10)                           0.92%
810 Gleneagles Court
Suite 202
Baltimore, Maryland 21286

J. Clarence Jameson, III                                55,946(11)                         11.28%
515 E. Joppa Road
Towson, MD 21286

Kemp Jayadeva                                           10,500(12)                          2.12%
3713 Michelle Way
Baltimore, MD 21208

Norman H. Katz                                          2,842(13)                           0.57%
3420 Lynne Haven Drive
Baltimore, MD 21244

Shawki N. Malek, M.D.                                   17,134(14)                          3.46%
120 Sister Pierre Drive
Suite 408
Towson, MD 21204

Mark D. Noar, M.D.                                      11,260(15)                          2.27%
603 Hastings Road
Towson, MD 21286

Larry D. Ohler                                          10,334(16)                          2.08%
9570 Berger Road
Columbia, MD 21046

Kenneth D. Pezzulla                                     3,050(17)                           0.61%
401 Washington Ave.
Suite 301
Towson, MD 21204-4804

Neena Rao, M.D.                                         12,502(18)                          2.52%
29 Treadwell Court
Lutherville, MD 21093

Ramon F. Roig, Jr., M.D.                                14,500(19)                          2.92%
15 Aigburth Road
Towson, MD 21204

Melanie R. Sabelhaus                                      5,884                             1.19%
227 Greenspring Valley Rd.
Owings Mills, MD 21117

Baldev Singh                                            14,517(20)                          2.93%
7401 Assateague Drive
Jessup, MD 20794



                                        3



                                                        Beneficial                       Percent of
Name & Address                                     Ownership of Shares                   Class Owned
--------------                                     -------------------                   -----------
Michael Stern                                           5,050(21)                           1.02%
Rehabilitation Services, Inc.
1866-B Reisterstown Road
Woodholme Square
Baltimore, MD 21208

Lee W. Warner                                           12,500(22)                          2.52%
9515 Deereco Road, Suite 601
Timonium, MD 21093

Carl A. J. Wright                                         14,584                            2.94%
120 E. Baltimore Street
22nd Floor
Baltimore, MD 21202

Officers and Directors as a                              261,598                           52.74%
Group (25 people)

(1) All of such shares are held for the benefit of Mr. Atas' SEP IRA, as to which Mr. Atas has sole voting and investment power.

(2) Includes 10,000 shares held for the benefit of Mr. Baklayan's IRA, as to which Mr. Baklayan has sole voting and investment power.

(3) Includes 5,000 shares held for the benefit of the Nicholas J. Belitsos, M.D. Profit Sharing Trust, as to which Dr. Belitsos is the sole trustee, 2,100 shares held by dependent children and 1,000 shares held jointly with Dr. Belitsos' wife, as to which Dr. Belitsos shares voting and investment power. Also includes 1,000 shares held by Dr. Belitsos' wife. Dr. Belitsos disclaims beneficial ownership as to the shares held by his wife.

(4) All of such shares are held for the benefit of Mr. Brandt's IRA, as to which Mr. Brandt has sole voting and investment power.

(5) Includes 5,000 shares held for the benefit of the Cynthia B. Conklin Profit Sharing Plan, as to which Ms. Conklin is the sole trustee.

(6) Includes 450 shares held jointly with Ms. D'Alessandro's husband, as to which Ms. D'Alessandro shares voting and investment power.

(7) Includes 200 shares held for the benefit of Mr. Fogle's IRA, as to which Mr. Fogle has sole voting and investment power.

(8) Includes 10,367 shares held jointly with Mr. Frank's wife, as to which Mr. Frank shares voting and investment power, and 1,000 shares held for the benefit of Mr. Frank's IRA, as to which Mr. Frank has sole voting and investment power.

(9) Includes 450 shares held for the benefit of Mr. Hunt's IRA, as to which Mr. Hunt has sole voting and investment power.

(10) Includes 4,167 shares held jointly with Mr. Imhoff's wife, as to which Mr. Imhoff shares voting and investment power, and 400 shares held as joint tenants with adult children, as to which Mr. Imhoff shares voting and investment power.

(11) Includes 32,346 shares held jointly with Mr. Jameson's wife, as to which Mr. Jameson shares voting and investment power, and 18,700 shares held for the benefit of Mr. Jameson's IRA, as to which Mr. Jameson has sole voting and investment power. Also includes 4,850 shares held by Mr. Jameson's wife's IRA. Mr. Jameson disclaims beneficial ownership as to the shares held by his wife's IRA.

(12) Includes 2,450 shares held jointly with Mr. Jayadeva's wife, Shobha Jayadeva, M.D., as to which Mr. Jayadeva shares voting and investment power, 2,500 shares held by dependent children and 500 shares held by Nivi Corporation. Mr. Jayadeval, directly or indirectly, controls the voting and investment power of Nivi Corporation. Also includes 5,000 shares held for the benefit of the Shobha Jayadeva Pension

     Plan, as to which Shobha Jayadeva, M.D., is the sole trustee. Mr. Jayadeva disclaims beneficial ownership as to the shares held for the benefit of his wife's pension plan.

(13) Includes 2,000 shares held for the benefit of Mr. Katz's wife's IRA, as to which Mrs. Katz has sole voting and investment power. Mr. Katz disclaims beneficial ownership as to the shares held for the benefit of his wife's IRA.

(14) Includes 16,584 shares held for the benefit of the Shawki N. Malek KEOGH Plan, as to which Dr. Malek is the trustee, and 500 shares held by dependent children. The 16,584 shares held for the benefit of the Shawki N. Malek KEOGH Plan include 15,084 shares held for the benefit of Dr. Malek and 1,500 shares held for the benefit of Dr. Malek's wife. Dr. Malek disclaims beneficial ownership as to the shares held in the KEOGH Plan for the benefit of his wife.

(15) Includes 9,950 shares held jointly with Dr. Noar's wife, as to which Dr. Noar shares voting and investment power, and 1,260 shares held by dependent children.

(16) Includes 2,642 shares held by PLEDGE, a general partnership, and 2,642 shares held by Columbia Leasing Corporation. Mr. Ohler, directly or indirectly, controls the voting and investment power of PLEDGE and Columbia Leasing Corporation.

(17) Includes 3,000 shares held for the benefit of Mr. Pezzulla's IRA, as to which Mr. Pezzulla has sole voting and investment power.

(18) Includes 4,168 shares held by dependent children.

(19) Includes 3,000 shares held for the benefit of Dr. Roig's IRA, as to which Dr. Roig has sole voting and investment power, and 8,500 shares held for the benefit of the Raymond F. Roig, Jr., M.D. Profit Sharing Trust, as to which Dr. Roig is the sole trustee. Also includes 2,000 shares held for the benefit of Dr. Roig's wife's IRA, as to which Mrs. Roig has sole voting and investment power. Dr. Roig disclaims beneficial ownership as to the share held for the benefit of his wife's IRA.

(20) Includes 1,000 shares held jointly with Mr. Singh's wife, as to which Mr. Singh shares voting and investment power, and 2,100 shares held by DLD Associates, L.P. Mr. Singh, directly or indirectly, controls the voting and investment power of DLD Associates, L.P. Also includes 1,000 shares held by Mr. Singh's wife. Mr. Singh disclaims beneficial ownership as to the shares held by his wife.

(21) Includes 5,000 shares held for the benefit of the RTW Rehabilitation Services, Inc. 401K Profit Sharing Plan & Trust, of which Mr. Stern and his wife are the trustees.

(22) All of such shares are held jointly with Mr. Warner's wife, as to which Mr. Warner shares voting and investment power.

      The table below sets forth information as of March 31, 1999, relating to options and warrants to purchase the Company's Common Stock beneficially owned by each of the persons named in the above table and all of such persons as a group. Except as otherwise noted below, the Company believes that each person named in the table has sole voting and sole investment power with respect to each option or warrant reported as owned by such person.


                                   Number of Shares of
                                      Common Stock            Number of Shares of           Number of Shares of
                                   Subject to Options            Common Stock                  Common Stock
                                       Pursuant to            Subject to Dividend             Subject to Unit
            Name                  Stock Option Plan(1)            Warrants(2)                   Warrants(3)
            ----                  --------------------           -------------                  -----------
Marc J. Atas                              120                           ---                       7,291(4)
Garbis Baklayan                           320                      11,050(5)                        4,168
Nicholas J. Belitsos,                   1,360                      13,100(6)                      3,084(7)
M.D.
Thomas M. Brandt, Jr.                      20                           ---                       6,250(8)
Cynthia B. Conklin                        220                       5,050(9)                          ---
Patricia D'Alessandro                   2,500                        300(10)                       200(11)
William A. Fogle, Jr.                   2,160                      1,000(12)                          984



                                                         5



                                   Number of Shares of
                                      Common Stock            Number of Shares of           Number of Shares of
                                   Subject to Options            Common Stock                  Common Stock
                                       Pursuant to            Subject to Dividend             Subject to Unit
            Name                  Stock Option Plan(1)            Warrants(2)                   Warrants(3)
            ----                  --------------------           -------------                  -----------
Constantine Frank                        340                     10,000(13)                     1,417(14)
Leonard Frenkil                          240                         2,000                            --
Richard J. Hunt, Jr.                   8,000                            --                        534(15)
Charles F. Imhoff, Jr.                    --                            --                      4,567(16)
J. Clarence Jameson, III              10,960                     38,300(17)                    17,646(18)
Kemp Jayadeva                          1,500                     10,000(19)                       500(20)
Norman H. Katz                         1,320                      2,500(21)                          342
Shawki N. Malek, M.D.                  1,280                     12,550(22)                     4,584(23)
Mark D. Noar, M.D.                       500                     10,000(24)                     1,260(25)
Larry D. Ohler                           880                         5,050                      5,284(26)
Kenneth D. Pezzulla                   10,740                      2,550(27)                       500(28)
Neena Rao, M.D.                           20                            --                     12,502(29)
Ramon F. Roig, Jr., M.D.               1,140                     10,050(30)                     4,450(31)
Melanie R. Sabelhaus                     200                         5,050                           834
Baldev Singh                             380                     12,000(32)                     2,517(33)
Michael Stern                            160                      5,050(34)                          ---
Lee W. Warner                             60                            --                     12,500(35)
Carl A. J. Wright                         80                            --                        14,584

Officers and Directors as             44,500                       155,600                       105,998
a Group (25 people)


(1) The table provides information as to the options granted to such persons pursuant to the Company's Stock Option Plan as of March 31, 1999. Of these options, 28,800 are exercisable for $10.00 per share and 15,700 are exercisable for $12.00 per share. All of the options are first exercisable six months after their grant and the earliest exercise date for any of such options was December 1, 1998.

(2) The Dividend Warrant was issued on September 2, 1998 to holders of record of the Company's Common Stock on September 1, 1998. Each Dividend Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $10.00 per share, subject to adjustment for certain events, beginning any time after April 1, 2000, until the Dividend Warrant's expiration at 5:00 p.m. EST, on September 1, 2008.

(3) One Unit Warrant, together with one share of the Company's Common Stock (together, a "Unit"), was offered and sold by the Company for $12.00 per Unit as part of the Company's public offering of Units, which commenced on October 9, 1998 and terminated on March 31, 1999. Each Unit Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $13.00 per share, subject to adjustment for certain events, beginning any time after April 8, 2000, until the Warrant's expiration at 5:00 p.m. EST, on October 8, 2001.

(5) Includes 10,000 warrants held for the benefit of Mr. Baklayan's IRA, as to which Mr. Baklayan has sole voting and investment power.

(6) Includes 5,000 warrants held for the benefit of the Nicholas J. Belitsos, M.D. Profit Sharing Trust, as to which Dr. Belitsos is the sole trustee, 2,100 warrants held by dependent children and 1,000 warrants held by Dr. Belitsos' wife. Dr. Belitsos disclaims beneficial ownership as to the warrants held by his wife.

(7) Includes 1,000 warrants held jointly with Dr. Belitsos' wife, as to which Dr. Belitsos shares voting and investment power.

(8)  See footnote (4) of Common Stock ownership table above.

(9) Includes 5,000 warrants held for the benefit of the Cynthia B. Conklin Profit Sharing Plan, as to which Ms. Conklin is the sole trustee.

(10) Includes 250 warrants held jointly with Ms. D'Alessandro's husband, as to which Ms. D'Alessandro shares voting and investment power.

(11) Includes 200 warrants held jointly with Ms. D'Alessandro's husband, as to which Ms. D'Alessandro shares voting and investment power.

(12) Includes 200 warrants held for the benefit of Mr. Fogle's IRA, as to which Mr. Fogle has sole voting and investment power.

(13) Includes 9,950 warrants held jointly with Mr. Frank's wife, as to which Mr. Frank shares voting and investment power

(14) Includes 417 warrants held jointly with Mr. Frank's wife, as to which Mr. Frank shares voting and investment power, and 1,000 warrants held for the benefit of Mr. Frank's IRA, as to which Mr. Frank has sole voting and investment power.

(15) See footnote (9) of Common Stock ownership table above.

(16) See footnote (10) of Common Stock ownership table above.

(17) Includes 17,400 warrants held jointly with Mr. Jameson's wife, as to which Mr. Jameson shares voting and investment power, and 16,000 warrants held for the benefit of Mr. Jameson's IRA, as to which Mr. Jameson has sole voting and investment power. Also includes 4,850 warrants held by Mr. Jameson's wife or Mr. Jameson's wife's IRA. Mr. Jameson disclaims beneficial ownership as to the warrants held by his wife or his wife's IRA.

(18) Includes 14,946 warrants held jointly with Mr. Jameson's wife, as to which Mr. Jameson shares voting and investment power, and 2,700 warrants held for the benefit of Mr. Jameson's IRA, as to which Mr. Jameson has sole voting and investment power.

(19) Includes 2,450 warrants held jointly with Mr. Jayadeva's wife, Shobha Jayadeva, M.D., as to which Mr. Jayadeva shares voting and investment power, and 2,500 warrants held by dependent children. Also includes 5,000 warrants held for the benefit of the Shobha Jayadeva Pension Plan, as to which Shobha Jayadeva, M.D., is the sole trustee. Mr. Jayadeva disclaims beneficial ownership as to the warrants held for the benefit of his wife's pension plan.

(20) All of such warrants are held by Nivi Corporation. Mr. Jayadeval, directly or indirectly, controls the voting and investment power of Nivi Corporation.

(21) Includes 2,000 warrants held for the benefit of Mr. Katz's wife's IRA, as to which Mrs. Katz has sole voting and investment power. Mr. Katz disclaims beneficial ownership as to the warrants held for the benefit of his wife's IRA.

(22) Includes 12,000 warrants held for the benefit of the Shawki N. Malek KEOGH Plan, as to which Dr. Malek is the trustee, and 500 warrants held by dependent children. The 12,000 warrants held for the benefit of the Shawki
     N. Malek KEOGH Plan include 11,000 warrants held for the benefit of Dr. Malek and 1,000 warrants held for the benefit of Dr. Malek's wife. Dr. Malek disclaims beneficial ownership as to the warrants held in the KEOGH Plan for the benefit of his wife.

(23) All of such warrants are held for the benefit of the Shawki N. Malek KEOGH Plan, as to which Dr. Malek is the trustee The 4,584 warrants held for the benefit of the Shawki N. Malek KEOGH Plan include 4,084 warrants held for the benefit of Dr. Malek and 500 warrants held for the benefit of Dr. Malek's wife. Dr. Malek disclaims beneficial ownership as to the warrants held in the KEOGH Plan for the benefit of his wife.

(24) Includes 9,950 warrants held jointly with Dr. Noar's wife, as to which Dr. Noar shares voting and investment power.

(25) All of such warrants are held by dependent children.

(26) See footnote (16) of Common Stock ownership table above.

(27) Includes 2,500 warrants held for the benefit of Mr. Pezzulla's IRA, as to which Mr. Pezzulla has sole voting and investment power.

(28) Includes 500 warrants held for the benefit of Mr. Pezzulla's IRA, as to which Mr. Pezzulla has sole voting and investment power.

(29) See footnote (18) of Common Stock ownership table above.

(30) Includes 3,000 warrants held for the benefit of Dr. Roig's IRA, as to which Dr. Roig has sole voting and investment power, and 5,000 warrants held for the benefit of the Raymond F. Roig, Jr., M.D. Profit Sharing Trust, as to which Dr. Roig is the sole trustee. Also includes 2,000 warrants held for the benefit of Dr. Roig's wife's IRA, as to which Mrs. Roig has sole voting and investment power. Dr. Roig disclaims beneficial ownership as to the share held for the benefit of his wife's IRA.

(31) Includes 3,500 warrants held for the benefit of the Raymond F. Roig, Jr., M.D. Profit Sharing Trust, as to which Dr. Roig is the sole trustee.

(32) Includes 1,000 warrants held jointly with Mr. Singh's wife, as to which Mr. Singh shares voting and investment power, and 1,000 warrants held by Mr. Singh's wife. Mr. Singh disclaims beneficial ownership as to the warrants held by his wife.

(33) Includes 2,100 warrants held by DLD Associates, L.P. Mr. Singh, directly or indirectly, controls the voting and investment power of DLD Associates, L.P.

(34) See footnote (21) of Common Stock ownership table above.

(35) See footnote (22) of Common Stock ownership table above.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the number of directors shall be nine or such other number as may be designated from time to time by resolution of the Board of Directors. The number of directors of the Company currently is set at 23. At the 1998 Annual Meeting of Stockholders of the Company, the directors were divided into three classes, with each class containing approximately one-third of the total number of directors, so that, after a phase-in period, each director will serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. The term of office of one of the three classes of directors expires each year.

      Pursuant to the By-Laws of the Company, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors are filled by a majority vote of the remaining directors, and the directors so chosen hold office for a term expiring at the next annual meeting at which successors are elected and qualified.

      At the Meeting, eight directors will be elected to hold office for a three year term until the 2002 Annual Meeting of Stockholders and until the election and qualification of their successors, one director will be elected to hold office for a two year term until the 2001 Annual Meeting of Stockholders and until the election and qualification of her successor and one director will be elected to hold office for a one year term until the 2000 Annual Meeting of Stockholders and until the election and qualification of his successor.

      All of the nominees are now directors of the Company. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR the election of all nominees.

Vote Required

      The affirmative vote of at least a plurality of the shares represented at the Meeting in person or by proxy is required for the election of the directors.

Nominees for Election as Directors

                                 TERM TO EXPIRE IN 2002:

           Name                              Age                 Director Since
           ----                              ---                 --------------
      Mark J. Atas                           44                       1999
      Thomas M. Brandt, Jr.                  47                       1999
      Constantine Frank                      44                       1998
      Leonard Frenkil                        61                       1998
      Charles F. Imhoff, Jr.                 55                       1999
      Mark D. Noar, M.D.                     45                       1998
      Michael Stern                          47                       1998
      Carl A. J. Wright                      44                       1999

      Biographical information concerning these nominees is set forth below.

MARK J. ATAS is a director of the Company. Mr. Atas was appointed to his office as a director of the Company in connection with his agreement to purchase units consisting of shares of Common Stock and Common Stock purchase warrants in the Company's second public offering. Mr. Atas is an attorney in solo practice in the Baltimore metropolitan area and has been a solo practitioner for over 18 years.

THOMAS M. BRANDT, JR. is a director of the Company. Mr. Brandt was appointed to his office as a director of the Company in connection with his agreement to purchase units consisting of shares of Common Stock and Common Stock purchase warrants in the Company's second public offering. Since April 1997, Mr. Brandt has been a Senior Vice President and the Chief Financial Officer of Telecommunication Systems, Inc., a software systems integration company. From May 1996 to March 1997, Mr. Brandt was a Senior Vice President and the Chief Financial Officer of DIGEX, Inc., an internet service provider. From August 1993 to May 1996, Mr. Brandt was a director of Price Waterhouse, LLP, a public accounting and consulting firm. CONSTANTINE FRANK is a director of the Company. Since 1972, Mr. Frank has been employed by Precision Vending, Inc. (f/k/a/ Nick Frank Vending, Inc.), a vending company servicing customers in the Baltimore area. Mr. Frank has been President of Precision Vending, Inc. since July 1, 1997.

LEONARD FRENKIL is a director of the Company. Mr. Frenkil currently is the President and Chief Executive Officer of Atlantic Management Corporation, a real estate management company, and has served in that capacity for over 20 years. Mr. Frenkil also is the President of The Empire Construction Company, a construction company, and the President of Empire Industries, Ltd., a real estate company in the hospitality industry.

CHARLES F. IMHOFF, JR. is a director of the Company. Mr. Imhoff was appointed to his office as a director of the Company in connection with his agreement to purchase units consisting of shares of Common Stock and Common Stock purchase warrants in the Company's second public offering. Mr. Imhoff is the President of Charles F. Imhoff, P.A., a certified public accounting firm, and has served in that capacity since 1978.

MARK D. NOAR, M.D., is a director of the Company and the Bank. Dr. Noar currently is a gastroenterologist in Baltimore, Maryland and is a principal of Endoscopic Microsurgery Associates, P.A., which is a medical practice in Baltimore, Maryland. He has served in that capacity for over nine years. Dr. Noar also is the Medical Director and a principal of The Endoscopy Center, Inc., which operates an ambulatory surgery center. He has served in that capacity for over seven years.

MICHAEL STERN is a director of the Company. Mr. Stern currently is the President of RTW Rehabilitation Services, Inc., a company which provides case management and vocational services to injured workers. He has served in that capacity since 1980. RTW Rehabilitation Services, Inc. provides services in Maryland, North Carolina, Virginia, Washington, D.C. and West Virginia. Mr. Stern also is a Vice President of Family Vending, Inc., a vending company, Cash All Checks Inc. of Maryland and Cash All Checks of P.A. Inc., which are check cashing companies, and L'Enfant Card and Gift Inc., a gift shop.

CARL A. J. WRIGHT is a director of the Company. Mr. Wright was appointed to his office as a director of the Company in connection with his agreement to purchase units consisting of shares of Common Stock and Common Stock purchase warrants in the Company's second public offering. Since January 1998, Mr. Wright has been the Regional Vice President of Interim Financial Solutions, an executive search and interim staffing firm. Prior to January 1998, Mr. Wright was President of A.J. Burton Group, Inc., an executive search and interim staffing firm, and he served in that capacity beginning in 1990. In January 1998, A.J. Burton Group, Inc. was purchased by Interim Services, Inc., the parent company of Interim Financial Solutions, Inc.

                               TERM TO EXPIRE IN 2001:
                               -----------------------
           Name                            Age                   Director Since
           ----                            ---                   --------------
      Neena Rao, M.D.                      49                         1999

      Biographical information concerning this nominee is set forth below.

NEENA RAO, M.D. is a director of the Company. Dr. Rao was appointed to her office as a director of the Company in connection with her agreement to purchase units consisting of shares of Common Stock and Common Stock purchase warrants in the Company's second public offering. Dr. Rao is in private practice specializing in cardiology with offices in Towson and Randallstown, Maryland, and has served in that capacity since 1987.

                           TERM TO EXPIRE IN 2000:
                          -----------------------
           Name                        Age                   Director Since
           ----                        ---                   --------------
      Lee W. Warner                    44                         1999

      Biographical information concerning this nominee is set forth below.

LEE W. WARNER is a director of the Company. Mr. Warner was appointed to his office as a director of the Company in connection with his agreement to purchase units consisting of shares of Common Stock and Common Stock purchase warrants in the Company's second public offering. Mr. Warner is the Chairman and Chief Executive Officer of The L. Warner Companies, Inc., an investment advisory firm, and he has served in that capacity since December 1992.

Continuing Directors

      The directors of the Company whose terms have not expired, their ages, the years in which their terms expire and the year in which they became directors are as follows:


Name                             Age      Term to Expire     Director Since
----                             ---      --------------     --------------
Garbis Baklayan                  52            2000                1998
Nicholas J. Belitsos, M.D.       49            2000                1998
Cynthia B. Conklin               46            2000                1998
William A. Fogle, Jr.            63            2001                1996
J. Clarence Jameson, III         68            2001                1996
Kemp Jayadeva                    49            2001                1996
Norman H. Katz                   72            2001                1996
Shawki N. Malek, M.D.            55            2001                1998
Larry D. Ohler                   60            2001                1996
Kenneth D. Pezzulla              69            2001                1996
Ramon F. Roig, Jr., M.D.         65            2000                1998
Melanie R. Sabelhaus             50            2000                1998
Baldev Singh                     62            2000                1998

      Biographical information concerning the continuing directors is set forth below.

GARBIS BAKLAYAN is a director of the Company. Mr. Baklayan is President and Chief Executive Officer of Gary's Sportswear and Athletic Shoes, a shoe and sportswear company, and has served in that capacity since 1978.

NICHOLAS J. BELITSOS, M.D. is a director of the Company. Dr. Belitsos currently practices internal medicine and gastroenterology in Baltimore, Maryland and is President of Nicholas J. Belitsos, M.D., P.A. He has served in that capacity for the past eleven years.

CYNTHIA B. CONKLIN is a director of the Company. Ms. Conklin currently is a licensed realtor with O'Connor Piper & Flynn-ERA, a real estate sales company, and has served in that capacity for over 12 years.

WILLIAM A. FOGLE, JR. is Vice Chairman of the Board of Directors of the Company and the Bank. Mr. Fogle currently is Vice President of York County Property Management Company, a real estate construction, management and development company in York County, Pennsylvania, and has served in that capacity since January 1997. Since January 1997, Mr. Fogle also has been a licensed realtor with Century 21 Country Home, a real estate sales company. He was an Assistant Vice President of Marketing and Sales of BCI Contractors, Inc., a construction company, from February 1995 to December 31, 1996. Mr. Fogle was Secretary of the Maryland Department of Licensing and Regulation from 1987 to February 1995.

J. CLARENCE JAMESON, III is President of the Company and Vice President of the Bank and is the Chairman of the Board of Directors of both the Company and the Bank. Mr. Jameson currently is the President and a principal of Jameson and Associates, P.A., a public accounting firm, and has served in that capacity for over 15 years. From February 1994 to June 1995, Mr. Jameson was Chairman of the Board of Maryland Bank Corp., the savings and loan holding company of MarylandsBank, FSB. Mr. Jameson also was a director of MarylandsBank, FSB from February 1994 to June 1995. Mr. Jameson also was an organizer of the Bank of Maryland and its holding company, Bank Maryland Corp., and he served as Chairman of the Board of both entities from 1985 to 1990.

KEMP JAYADEVA is a director of the Company and the Bank. Mr. Jayadeva currently is the President and sole stockholder of Allied Physician Services, Inc., a computer services firm, and has served in that capacity for over 12 years.

NORMAN H. KATZ is a director of the Company and the Bank. Mr. Katz is an attorney in solo practice in the Baltimore metropolitan area and has been a sole practitioner for over 16 years. Mr. Katz was the assistant director of the Division of Parole and Probation for the State of Maryland from 1955 to 1978.

SHAWKI N. MALEK, M.D. is a director of the Company and the Bank. Dr. Malek is in private practice specializing in adult and pediatric gastroenterology with offices in Towson, Maryland and has served in that capacity since 1982.

LARRY D. OHLER is the Treasurer of the Company and the Bank and a director of the Company and the Bank. From June 1985 to February 1999, Mr. Ohler was the Chief Financial Officer of PATS, Inc., an aircraft equipment manufacturer.

KENNETH D. PEZZULLA is Secretary of the Company and the Bank and a director of the Company and the Bank. Mr. Pezzulla currently is a member of Pezzulla and Pezzulla, LLC, a Towson law firm, and has served in that capacity since 1995. Mr. Pezzulla had a solo legal practice from 1975 to 1995. Mr. Pezzulla was a director of Rushmore Trust & Savings, FSB, from 1989 to October 1997, and was a director of its predecessor, LaCorona Building and Loan Association, from 1963 to 1989. Mr. Pezzulla was President of LaCorona Building and Loan Association from 1985 to 1988.

RAMON F. ROIG, JR., M.D. is a director of the Company and the Bank. Dr. Roig currently practices internal medicine and gastroenterology in Baltimore, Maryland and is President of Ramon F. Roig, M.D., P.A. He has served in that capacity since 1974.

MELANIE R. SABELHAUS is a director of the Company. Since January 1997, Ms. Sabelhaus has been a Vice President of BridgeStreet Accommodations, Inc., a provider of accommodation services primarily for business people and professionals. Prior to January 1997, Ms. Sabelhaus was President of Exclusive Interim Properties, Ltd., which she founded in June 1986. Exclusive Interim Properties, Ltd. provided relocation services to executives on temporary assignment in the Baltimore, Washington, D.C. and Virginia areas. In January 1997, Exclusive Interim Properties, Ltd. merged into an affiliate of BridgeStreet Accommodations, Inc., a publicly held company.

BALDEV SINGH is a director of the Company. Mr. Singh currently is the President of BGK Truckers Inn, Inc., a Maryland based developer and operator of truck stops, gas stations and convenience stores, and has served in that capacity since 1991. In addition, Mr. Singh is a member of Network Processing, LLC, a provider of automatic teller machines, and has served in that capacity since April 1998.

                          BOARD MEETINGS AND COMMITTEES

      During 1998, the Board of Directors met 13 times, the Capital Committee met 19 times, the Compensation Committee met one time and the Audit Committee did not meet.

      Except as indicated below, each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he or she served. Directors Backlayan, Conklin, Frank, Frenkil, Sabelhaus, Singh and Stern did not attend seventy-five percent or more of all meetings of the Board of Directors held during the time that such persons were members of the Board. Director Sabelhaus did not attend seventy-five percent or more of the meetings of the Compensation Committee held during the time that she was a member of that committee.

      The Audit Committee of the Board of Directors consists of Larry D. Ohler (Chair), J. Clarence Jameson, III, Kemp Jayadeva and Kenneth D. Pezzulla. The Audit Committee recommends to the Board the selection of the independent public accountants, reviews the financial statements with such accountants, discusses with the accountants and management the results of the audit and oversees internal accounting procedures and controls. The Audit Committee also reviews, considers and makes recommendations regarding proposed related party transactions, if any.

      The Capital Committee of the Board of Directors consists of J. Clarence Jameson, III (Chair), Nicholas J. Belitsos, William A. Fogle, Jr., Kemp Jayadeva, Norman H. Katz, Shawki N. Malek, M.D., Kenneth D. Pezzulla and Ramon
F. Roig, Jr. The Capital Committee made recommendations to the Board of Directors regarding levels and means of capitalization of the Company and the Bank.

      The Compensation Committee of the Board of Directors consists of Larry D. Ohler (Chair), Leonard Frenkil, Kemp Jayadeva, Norman H. Katz, Ramon F. Roig, Jr., M.D. and Melanie R. Sabelhaus. The Compensation Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements.

      During 1999, a Nominating Committee of the Board of Directors was formed, consisting of Kemp Jayadeva (Chair), Mark J. Atas, J. Clarence Jameson, III, Kenneth D. Pezzulla and William A. Fogle, Jr. The Nominating Committee selects qualified persons as nominees for election by the stockholders to the Company's Board of Directors. The Nominating Committee's recommendations are submitted to the Board of Directors at regularly scheduled meetings. The Nominating Committee will not consider nominees recommended by stockholders.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations that no other reports were required, each of the following persons who, during the fiscal year ended December 31, 1997, was a director, officer or beneficial owner of more than10% of the Company's Common Stock (a "reporting person"), failed to file on a timely basis the following required reports:

      Former Director Michael W. Mekalian failed to file on a timely basis one report on Form 3. Mr. Mekalian also failed to file on a timely basis one report on Form 4 describing one transaction and failed to file on a timely basis one report on Form 5 describing 3 transactions.

      Directors Melanie R. Sabelhaus, Marc J. Atas and Carl A.J. Wright, and Bank President Richard J. Hunt, Jr., each failed to file on a timely basis one report on Form 3.

      Director and President J. Clarence Jameson, III failed to file on a timely basis two reports on Form 4, describing two transactions.

      Former Director George E. Rayme, Jr. failed to file on a timely basis one report on Form 4, describing one transaction.

      In addition, Director and Treasurer Larry D. Ohler, Former Director King
V. Cheek and Director William A. Fogle Jr. each amended one report on Form 4, each correcting one transaction.

      The Company is not aware of any known failure by a reporting person to file a required form.

                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

      The following individuals are the executive officers and significant employees of the Company and the Bank:

Name                       Age                            Position                                     Since
-----                      ---                            --------                                     -----
Patricia D'Alessandro       54          Executive Vice President of the Company and                     1996
                                        the Bank and a Director of the Bank
William A. Fogle, Jr.       63          Vice Chairman of the Board of the Company                       1998
                                        and the Bank
Richard J. Hunt, Jr.        35          President of the Bank and Senior Executive                      1998
                                        Vice President of the Company, and a Director
                                        of the Bank
J. Clarence Jameson, III    68          Chairman of the Board of the Company and the                    1996
                                        Bank, President of the Company and Vice
                                        President of the Bank
Larry D. Ohler              60          Treasurer of the Company and the Bank;                          1996
                                        Director of the Company and the Bank
Kenneth D. Pezzulla         69          Secretary of the Company and the Bank;
                                        Director of the Company and the Bank                            1996

      For information concerning Messrs. Fogle, Jameson, Ohler and Pezzulla, see "Continuing Directors" in this Proxy Statement.

      Biographical information concerning Mr. Hunt and Ms. D'Alessandro is set forth below.

PATRICIA D'ALESSANDRO is the Executive Vice President of the Company and the Bank, and is a director of the Bank. From December 1997 to December 1998, Ms. D'Alessandro was the President of the Bank. Until December 1, 1997, Ms. D'Alessandro was a Vice President of Rushmore Trust and Savings, FSB ("Rushmore"), and had served in that capacity for over six years. As a Vice President of Rushmore, Ms. D'Alessandro was responsible for loan originations, loan servicing, delinquencies and collections for both of Rushmore's branch offices. Ms. D'Alessandro also was responsible for the operations of the Baltimore Branch. Ms. D'Alessandro was employed from 1962 to 1974 and from 1984 to 1989 by Chesapeake Federal Savings and Loan Association, during which time Ms. D'Alessandro served in a variety of capacities, including assistant secretary of the association and manager of loan servicing.

RICHARD J. HUNT, JR., is the President and a director of the Bank, and the Senior Executive Vice President of the Company. From October 1997 to September 1998, Mr. Hunt was Vice President/Private Banking for Chevy Chase Bank in Chevy Chase, Maryland, and in that capacity was responsible for the development and operation of the bank's private banking group. From September 1994 to October 1997, Mr. Hunt was Vice President/Corporate Lending and Vice President/Cash Management for Citizens Savings Bank, FSB in Gaithersburg, Maryland. As Vice President/Corporate Lending, Mr. Hunt was responsible for developing and managing the bank's commercial (including small business) clients in Montgomery County, Maryland. From January 1993 to September 1994, Mr. Hunt was Assistant Vice President/Not-For-Profit Lending for Riggs National Bank in Washington, D.C., and in that capacity was responsible for developing and implementing the bank's plan to penetrate the not-for-profit lending market in Montgomery County, Maryland. From May 1989 to January 1993, Mr. Hunt served in a variety of capacities for The First National Bank of Maryland in Rockville, Maryland, including commercial banking officer, corporate credit analyst and commercial branch manager.

                     REMUNERATION OF DIRECTORS AND OFFICERS

Executive Compensation

      Summary Compensation Table. The following table sets forth the compensation paid for the last three fiscal years to the Chief Executive Officer of the Company. No officer of the Bank received compensation in excess of $100,000 during the last three fiscal years. No compensation has been paid by the Company.


                                                                            Long Term Compensation
                                                                         -----------------------------

                                      Annual Compensation                           Awards
                                      -------------------                -----------------------------
                                                                          Restricted      Securities
                                                          Other Annual       Stock        Underlying       All Other
  Name and Principal Position     Year  Salary    Bonus   Compensation      Award(s)        Options      Compensation
-------------------------------  ----- --------  ------- --------------- --------------  ------------- ---------------
J. Clarence Jameson, III,        1996     --       --          --              --              --               --
Chairman of the Board of         1997     --       --          --              --              --           $35,000(1)
the Company and the              1998     --       --          --              --           8,960(2)
Bank, President of the
Company, Vice President
of the Bank


(1) In consideration of services performed on behalf of the Company and the Bank in preparing the necessary bank regulatory applications and negotiating the terms of and performing the necessary investigations related to the Bank's acquisition of certain of the assets and assumption of certain of the liabilities of Rushmore Trust and Savings, FSB, upon the closing of the Company's initial common stock offering and the Company's purchase of the Bank's capital stock, Mr. Jameson was paid $25,000 by the Bank. In addition, Jameson and Associates, P.A. was paid $12,500 by the Bank for such services. Mr. Jameson is the President and a principal of Jameson and Associates, P.A., a public accounting firm. In addition, Mr. Jameson received $10,000 for additional services rendered to the Bank in 1997. The payment for the services performed as described in this footnote are not recurrent.

(2) The exercise price of these options is $10.00 per share. The fair market value of the Company's Common Stock on the date of grant of these options was determined in good faith by the Board of Directors to be $10.00 per share. Does not include options granted to Mr. Jameson in his capacity as a director of the Company and the Bank as described under the caption "PROPOSAL THREE APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN."

      Options Grants Table. The following table sets forth information on grants of stock options pursuant to the Company's Stock Option Plan to Mr. Jameson during 1998. The table does not include options granted to Mr. Jameson in his capacity as a director of the Company and the Bank as described under the caption "PROPOSAL THREE - APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN."


                                       Number of              % of Total
                                      Securities           Options Granted
                                      Underlying           to Employees in          Exercise Price Per       Expiration Date
             Name                       Options              Fiscal Year                  Share
             ----                       -------              -----------                  -----
J. Clarence Jameson, III                 8,960                  47.81%                    $10.00           June 1, 2008


      Aggregate Options Table. The following table sets forth information on the aggregate number of shares of Common Stock underlying unexercised options held as of December 31, 1998 by Mr. Jameson and the aggregate dollar value of in-the-money unexercised options held as of December 31, 1998 by Mr. Jameson. The table does not include the aggregate number of options granted to Mr. Jameson in his capacity as a director of the Company and the Bank as described under the caption "PROPOSAL THREE - APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN."


                                  Number of Securities Underlying                Value of Unexercised in-the-
             Name                  Unexercised Options at FY-End                   Money Options at FY-End
             ----                ---------------------------------            ---------------------------------
                                 Exercisable         Unexercisable            Exercisable         Unexercisable
                                 -----------         -------------            -----------         -------------
J. Clarence Jameson, III         8,960(1)                  --                       --                  --


(1)   The exercise price of these options is $10.00 per share.

Compensation of Directors

      Directors do not receive fees for their services, and are not reimbursed for expenses incurred in connection with their service as directors. It is expected that directors will not receive any compensation until such time as the Company become profitable, other than through the grant of options under the Company's stock option plan as described under the caption "PROPOSAL THREE - APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN."

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Organizational and Rushmore Related Transactions

      Effective as of December 1, 1997, the Bank purchased certain assets from, and assumed certain liabilities of, Rushmore Trust & Savings, FSB ("Rushmore"). The transaction was initiated in 1996 when Kenneth D. Pezzulla, who was then a director of Rushmore, approached management of Rushmore to propose the sale of the Baltimore Branch of Rushmore to a group desiring to establish a new community bank. As of October 31, 1997, Mr. Pezzulla resigned as a member of the Board of Directors of Rushmore. Mr. Pezzulla is the Secretary of the Company and the Bank and a Director of the Company and the Bank.

      In consideration of services performed on behalf of the Company and the Bank in preparing the necessary bank regulatory applications and negotiating the terms of and performing the necessary investigations related to the Rushmore transaction, J. Clarence Jameson, III and Mr. Pezzulla each were paid $25,000 by the Bank, and Jameson and Associates, P.A. and Pezzulla and Pezzulla, LLC, each were paid $12,500 by the Bank. Mr. Jameson is the President of the Company, a Vice President of the Bank and the Chairman of the Board of the Company and the Bank. Mr. Jameson also is the President and a principal of Jameson and Associates, P.A., a public accounting firm. Mr. Pezzulla is a member of Pezzulla and Pezzulla, LLC, a Towson law firm.

      During 1997, in order to assure that certain transaction and organizational expenses were paid, the persons who were then serving as directors of the Company and the Bank, certain persons who were to be named as directors of the Company and the Bank and certain of the Bank's advisory directors (collectively, the "Lenders"), loaned an aggregate of $652,000 (the "Loan Account") to the Company for the benefit of the Company and the Bank (the "Organizational Loans"). The Organizational Loans were only repayable from the proceeds of the Company's initial public offering or from proceeds of the Organizational Loans which were not expended by the Company, and the Lenders could choose to receive repayment in full or in part through their receipt in the Company's initial public offering of shares of Common Stock valued at $10.00 per share. The Organizational Loans bore interest as follows: (a) all money expended from the Loan Account after April 1, 1997 bore interest accruing at the rate of 10% per annum, with interest being allocated proportionately among the Lenders, and (b) all money deposited into the Loan Account but not expended by the Company bore no interest. No Lender loaned more than $50,000 to the Company.

      Each Lender requested repayment of his or her loan through the receipt of shares of Common Stock in the Company's initial public offering. As a result, the Company issued a total of 65,200 shares of Common Stock in the initial public offering to the Lenders.

Banking and Other Transactions

      The Company and the Bank have engaged and expect to engage in the future in transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to present any special unfavorable features to the Company or the Bank. However, other than hypothecated loans, the Bank will not make loans to its officers, directors or their affiliates, although approximately $111,000 of loans originated by Rushmore which were purchased by the Bank were with Bank's officers, director or their affiliates. An overdraft checking account established by the Bank will not be considered a loan for these purposes. To date, the Bank has not made any hypothecated loans to its or the Company's directors or officers or affiliates of such persons.

      Under current law, any hypothecated loans are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions, and must not involve more than the normal risk of repayment or present other unfavorable features.

      The following related entities have provided services to the Company and/or the Bank and will provide services to the Company and/or the Bank in the future:

      Jameson and Associates, P.A., has provided and will provide tax, accounting and related services to the Company and the Bank. As described above in the description of "Organizational and Rushmore Related Transactions," for the year ended December 31, 1997, an aggregate of $12,500 was paid to Jameson and Associates, P.A. by the Bank for such services. For the year ended December 31, 1998, an aggregate of $1,750 was paid to Jameson and Associates, P.A. by the Bank for such services.

      Pezzulla and Pezzulla, LLC has provided and will provide legal services to the Company and the Bank. As described above in the description of "Organizational and Rushmore Related Transactions," for the year ended December 31, 1997, an aggregate of $12,500 was paid to Pezzulla and Pezzulla, LLC by the Bank for such services.

      In February 1999, the Bank entered into an agreement with Network Processing, LLC ("Network"), of which Director Baldev Singh is a member, pursuant to which Network will place the Bank's name on automatic teller machines owned by Network and located at various truck stops, gas stations and convenience stores throughout the Baltimore metropolitan area. Although the Bank receives no revenues from the branded machines, Bank customers may use the branded machines for no charge.

      AmericasBank Holdings Corporation, a wholly owned subsidiary of the Company, which was organized to own real property and is the owner of the property located at 500 York Road, Towson, Maryland 21204, entered into a lease agreement with Network pursuant to which Network has leased approximately 700 square feet of office space on the second floor of the York Road property. The leases commenced August 1, 1998 and terminates July 31, 2000, and Network has an option for one additional year. Network pays AmericasBank Holdings Corporation $400 per month during months one through six, $700 per month during months seven through twelve, and $725 per month during the second year of the lease. The lease payment amount for the option year is $750 per month. The premises were leased to Network on an "as is" basis.


                                  PROPOSAL TWO

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

      The Board of Directors has appointed the firm of Arthur Andersen LLP as independent public accountants for the Company for 1999. Arthur Andersen LLP has served the Company in such capacity since 1996.

      The Company has been informed that neither Arthur Andersen LLP nor any of its members has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

      A representative of Arthur Andersen LLP is not expected to be present at the Meeting.

      The Board of Directors of the Company recommends that stockholders vote FOR the ratification of selection of such firm.


                                 PROPOSAL THREE

            APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN

      The Board of Directors of the Company adopted the AmericasBank Corp. Stock Option Plan (the "Plan") on April 23, 1998 and the stockholders of the Company approved the Plan on May 28, 1998. The purpose of the Plan is to advance the interests of the Company by providing eligible individuals with an opportunity to acquire or increase their proprietary interest in the Company, which thereby will create a stronger incentive for such persons to expend maximum effort for the growth and success of the Company and the Bank, and will encourage certain of such eligible individuals to remain in the employ of the Company or the Bank. The Board of Directors believes that the Plan has been successful in this regard.

      Currently, the maximum number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan is 45,000, which constituted 15% of the number of shares of Common Stock outstanding prior to the Company second public offering of securities. As of March 26, 1999, options to purchase a total of 45,000 shares were outstanding under the Plan, with exercise prices ranging from $10.00 to $12.00 per share, leaving no options available for grant under the Plan. In light of the fact that no options are currently available for grant under the Plan and that the Company and the Bank do not pay monetary compensation to their directors, and the Board of Director's belief in the benefits to the Company that the Plan provides, the Board of Directors has adopted three amendments (the "Amendments") to the Plan.

      First, the Board of Directors has adopted an amendment to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 45,000 to 74,400. The 74,400 number constitutes 15% of the number of shares of the Common Stock outstanding as of March 31, 1999.

      Second, the Board of Directors has adopted an amendment to provide that each non-employee director of the Company who is serving as such on May 27, 1999 (the effective date of the Amendments) shall be granted options on such date to purchase 20 shares of Common Stock for each meeting of the Board of Directors of the Company or committee thereof or meeting of a committee of the Board of Directors of a subsidiary of the Company, attended by such person from March 27, 1999 through and including May 27, 1999.

      Third, the Board of Directors has adopted an amendment to provide that, beginning May 27, 1999, each non-employee director of the Company or any subsidiary of the Company, including the Bank, shall be granted an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of the Board of Directors of the Company or a committee thereof, or a meeting of a committee of the Board of Directors of a subsidiary of the Company, including the Bank. Currently, the Plan provides that each non-employee director of the Company shall granted an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of the Board of Directors of the Company or a committee thereof. Since the effective date of the Plan, the Board of Directors has granted each non-employee director of the Bank an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of a committee of the Board of Directors of the Bank, pursuant to the Board of Directors' discretionary authority to grant options as provided in the Plan.

      The potential future issuance of shares of Common Stock upon the exercise of options to be granted under the Plan will be dilutive to current and future stockholders of the Company. The Board of Directors believes that the issuance of options under the Plan will be beneficial to the Company for the reasons discussed above.

      A copy of the Plan, as amended, is attached hereto as Exhibit A. The summary below is qualified in its entirety by reference to Exhibit A.

Administration and Amendment of the Plan; Eligibility of Participants

      The Plan provides that it shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors and composed solely of two more non-employee directors. The committee is authorized to determine and designate from time to time those employees of the Company or subsidiaries of the Company to whom options are to be granted. Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. The granting of an option takes place only when a written and executed option agreement containing the terms and conditions of the option is delivered to the optionee.

      The Plan may be amended, suspended or terminated at any time by the Board of Directors, provided that no such action may impair or alter rights or obligations under an option without the consent of the option holder and provided that stockholder approval is required for amendments that would increase the number of shares available for options or materially increase benefits available to Plan participants.

      Each full-time employee of the Company or any subsidiary customarily employed at least 20 hours per week and each director of the Company or any subsidiary is eligible to be a participant under the Plan, if so designated by the Committee or as provided in the Plan. At March 31, 1999, 29 persons were eligible to participate in the Plan.

      Pursuant to the terms of the Plan, each non-employee director of the Company who was serving as such on June 1, 1998 (the effective date of the Plan) was granted an option on the effective date to purchase 20 shares of Common Stock for each Board of Directors meeting and Capital Committee meeting attended by such person from August 1, 1996 through and including the effective date, and 20 shares of Common Stock for each other Board committee meeting attended by such person from January 1, 1998 through and including the effective date of the Plan.

      Assuming the approval of the Amendments, the terms of the Plan will provide that each non-employee director of the Company or any subsidiary of the Company who is serving as such on May 27, 1999 (the effective date of the Amendments) shall be granted options on such date to purchase 20 shares of Common Stock for each meeting of the Board of Directors of the Company or committee thereof or meeting of a committee of the Board of Directors of a subsidiary of the Company, attended by such person from March 27, 1999 through and including May 27, 1999.

      Pursuant to the terms of the Plan as originally adopted, each non-employee director of the Company was granted an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of the Board of Directors of the Company or a committee thereof. Assuming the approval of the Amendments, the terms of the Plan will provide that each non-employee director of the Company or any subsidiary of the Company shall be granted an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of the Board of Directors of the Company or a committee thereof, or a meeting of a committee of the Board of Directors of a subsidiary of the Company.

      The Plan also authorizes the Board of Directors to grant such other options to the non-employee directors as the Board of Directors determines to be reasonable.

Shares Subject to the Plan

      Pursuant to the terms of the Plan as originally adopted, the Plan provides for the reservation of up to 45,000 shares of Common Stock for issuance upon the exercise of options granted under the Plan. Assuming the approval of the Amendments, the terms of the Plan will provide for the reservation of up to 74,400 shares of Common Stock for issuance upon the exercise of options granted under the Plan. Shares may be newly issued or may be purchased by the Company in the open market or in private transactions. The number of shares reserved for the grant of options and the number of shares which are subject to outstanding options under the Plan are subject to adjustment in the event of stock splits, stock dividends, reclassifications or other changes in the Company's capitalization. If an option expires or is terminated, the shares that were subject to the unexercised portion of the option shall be available for future options granted under the Plan.

Terms of Options

      The Plan was made effective as of June 1, 1998 and has a 10 year term. Each option granted under the Plan shall expire on the 10th anniversary of the date the option was granted or such other date as the Committee provides. In the event of the termination of employment of an optionee, other than for cause or by reason of death or permanent and total disability, all unexercised options will terminate, be forfeited and will lapse unless such options are exercised by the employee within three months after the optionee's employment with the Company or its subsidiary is terminated or a shorter period as the Board may determine from time to time. Options immediately lapse upon termination for cause, and are exercisable for one year after death or disability of the employee.

      Any option granted to a non-employee director shall terminate on the first anniversary of the effective date of termination of such person's service on the Board of Directors or such earlier time specified in an option agreement for such option. Notwithstanding the foregoing, any option granted to a non-employee director shall terminate one year following the date in which the non-employee director ceases to be a member of the Board of Directors by reason of death or "permanent and total disability" as defined in Section 13(b) of the Plan.

      The purchase price of each share subject to an option shall be fixed by the Committee and stated in each option agreement; provided, however, that the purchase price of any option intended to be an "incentive stock option" (within the meaning of Section 422 of the Code), or any option granted to a director, shall not be less than the greater of par value or 100 percent of the fair market value of a share on the date the option is granted (as determined in good faith by the Committee); provided further, that in the event the optionee would otherwise be ineligible to receive an incentive stock option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the purchase price of each share subject to an option which is intended to be an incentive stock option shall be not less than the greater of par value or 110% of the fair market value of a share at the time such option is granted. In the event that the shares are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, Inc., or are publicly traded on an established securities market, in determining the fair market value of the shares, the Committee shall use the closing price of the shares on such exchange or system or in such market (the highest closing price if there is more than one such closing price) on the date the option is granted or, if such date was not a trading date, on the trading date immediately preceding the date the Option is granted (or, if there is no such closing price, then the Committee shall use the mean between the highest bid and the lowest asked prices or between the high or low price on such date). If there is no established market for the shares, then the fair market value shall be established by the Committee in good faith.

      The exercise price for shares being purchased upon the exercise of options may be paid (i) in cash or by check, (ii) with shares of the Common Stock of the Company, (iii) by surrender to the Company of options to purchase shares, to the extent of the difference between the exercise price of such options and the fair market value of the shares subject to such options on the date of exercise, or
(iv) a combination of (i), (ii), or (iii) above. The Company has the right to withhold and deduct from the number of shares deliverable upon the exercise of any options under the Plan a number of shares having an aggregate fair market value equal to the amount of any taxes and other charges that the Company is obligated to withhold or deduct from amounts payable to the participant.

      Options granted under the Plan are not transferable by an optionee otherwise than by will or the laws of descent and distribution, as provided in the Plan. Options shall be exercisable only by the optionee during his lifetime; any attempt to transfer an option, or to assign, pledge, hypothecate or otherwise dispose of an option in violation of the terms of the Plan, or to levy any attachment or similar process upon such option, results in the immediate lapse of such option. Notwithstanding the foregoing, in the event of the death of an optionee or termination of employment due to permanent or total disability, the option may be exercised by the personal representative or bequestee, or by the disabled optionee, as the case may be, within one year after the death or termination of his or her employment due to permanent or total disability, subject to certain conditions set forth in the Plan.

      Under the Plan, upon the occurrence of certain "Extraordinary Events," all options granted under the Plan will vest and become fully exercisable upon the Extraordinary Event. An "Extraordinary Event" is defined as the commencement of a tender offer (other than by the Company) for any shares of the Company, or a sale or transfer, in one or a series of transactions, of assets having a fair market value at least equal to 50% of the fair market value of all assets of the Company, or a merger, consolidation or share exchange pursuant to which shares may be exchanged for or converted into cash, property or securities of another issuer, or the liquidation of the Company. The date the options become exercisable (the "Event Date") is the date of the commencement of a tender offer or, in the case of any other Extraordinary Event, the date preceding the record date or other date as of which stockholders of record become entitled to the consideration payable in respect of the Extraordinary Event. In the event of the exercise of any option, the exercise price for which shall not have been fixed as of the Event Date, the exercise price in respect of such option shall be equal to the average fair market value of the shares for the 30 days preceding the announcement or other publication of the Extraordinary Event.

Summary of Certain Federal Tax Consequences

      Options granted under the Plan may be either incentive stock options within the meaning of Section 422(b) of the Code (qualified options), or non-qualified options. An employee realizes no income upon the grant of an incentive stock option. An optionee who holds his/her shares for two years after the grant of the option and for one year after he/she receives the shares upon its exercise generally will not incur any federal income tax liability upon receipt of the shares pursuant to the exercise. However, the spread between the exercise price and the fair market value of the shares at the time of exercise will be includable in alternative minimum taxable income for the year of exercise. After satisfying such holding periods, upon a disposition of the shares at a price greater than the option exercise price, the optionee will realize taxable long-term capital gain. The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option; however, if the optionee does not comply with the holding periods, he/she will realize ordinary income in the year of sale equal to the difference between the exercise price and the value of the underlying shares on the date of exercise (or the sale price if lower where the sale is to an unrelated party). Where the sale price is lower than the fair market value of the shares on the date of exercise and the sale is to an unrelated party, and the exercise and sale occur within the same taxable year, the amount included in alternative minimum taxable income will be the amount of the sales price. In such a case, the Company would be entitled to a deduction in an amount equal to the ordinary income realized by the optionee.

      Employees and directors also will realize no income upon the grant of a non-qualified stock option. Generally, however, the holder of a non-qualified stock option will realize taxable ordinary income at the time of exercise of his/her option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the option, and the Company will be entitled to a deduction for the amount included in the optionee's income. Upon the sale of the shares, the optionee will realize capital gain or capital loss. Whether such capital gain or capital loss is long-term or short-term will depend upon the period of time the optionee holds the shares once they are acquired.

Options to be Received

      The following chart illustrates the number of options to be received under the Plan by the following persons as a result of the Amendments:


                                    AmericasBank Corp. Stock Option Plan
                                    ------------------------------------
                           Name and Position                       Number of Options
                           -----------------                       -----------------
J. Clarence Jameson, III,                                               --(1)
Chairman of the Board of the Company and the Bank,
President of the Company,
Vice President of the Bank
Executive Group                                                        5,000(2)
Non-Executive Director Group                                            --(1)
Director Nominees                                                       --(1)
Associates of Directors, Director Nominees and Executive                  --
Officers
Persons Receiving 5% of such Options                                      --
Non-Executive Officer Employee Group                                      --

(1) Options will be granted in accordance with the formula described under the caption "Administration and Amendment of the Plan; Eligibility of Participants."

(2) Includes 5,000 incentive stock options which will be issued to the Bank's President, Richard J. Hunt, Jr. Also includes the options that will be granted in accordance with the formula described under the caption "Administration and Amendment of the Plan; Eligibility of Participants."

Interest of Directors and Executive Officers in Proposal Three

      Directors and executive officers of the Company will be eligible to participate in the Plan and, therefore, have an interest in the approval of the amendments to the Plan because they could receive financial benefit under the Plan.

Vote Required

      The approval of the amendments to the Plan requires the affirmative vote of at least a majority of the shares represented at the meeting in person or by proxy.

      The Board of Directors recommends a vote FOR the approval of the amendments to the Plan.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1999 must be received in writing by the Company on or before December 31, 1999. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                                  ANNUAL REPORT

      The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 is enclosed herewith. Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, are available to stockholders without charge upon a written request directed to J. Clarence Jameson, III, AmericasBank Corp., 3621 East Lombard Street, Baltimore, MD 21224.

                                  OTHER MATTERS

      The Board of Directors knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.


                                          By Order of the Board of Directors,




                                           Kenneth D. Pezzulla
                                           Secretary
May 1, 1999

                                   APPENDIX I
                                  FORM OF PROXY
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               AMERICASBANK CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 27, 1999

The undersigned stockholder of AmericasBank Corp. (the "Company") hereby appoints J. Clarence Jameson, III and Kenneth D. Pezzulla, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 27, 1999, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for Director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR Proposals 1, 2, and 3. The undersigned acknowledges receipt of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and the Notice of Annual Meeting of Stockholders and Proxy Statement.

1.    Election of Directors

      For Term to Expire in 2002:
      ______ FOR all nominees listed below
      ______ WITHHOLD authority to vote for all nominees listed below
      ______ FOR, except vote withheld from the following nominees:

           ----------------------------------------------------------

      NOMINEES: Mark J. Atas, Thomas M. Brandt, Jr., Constantine Frank, Leonard Frenkil, Charles F. Imhoff, Jr., Mark D. Noar, M.D., Michael Stern and Carl A.
J. Wright

      For Term to Expire in 2001:
      ______    FOR nominee listed below
      ______    WITHHOLD authority to vote for nominee listed below

      NOMINEE: Neena Rao, M.D.

      For Term to Expire in 2000:
      ______    FOR nominee listed below
      ______    WITHHOLD authority to vote for nominee listed below

      NOMINEE: Lee W. Warner

2. Ratification of appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ended December 31, 1999

      _____     FOR          _____      AGAINST              _____     ABSTAIN

3.    Approval of Amendments to the Company's Stock Option Plan

      _____     FOR          _____      AGAINST              _____     ABSTAIN

Signature(s):___________________  ____________________       Date:_____________

Print Name(s):__________________  ____________________       No. of Shares:_____

Please sign name exactly as it appears on your stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If held jointly, both parties must sign and date. PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE.

                                    EXHIBIT A

                               AMERICASBANK CORP.
                          STOCK OPTION PLAN, AS AMENDED

   AmericasBank Corp. (the "Corporation") sets forth herein the terms of this Stock Option Plan (the "Plan") as follows:

1.    Purpose.

      The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries, and will encourage such eligible individuals to remain in the employ of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the "Code"), except (i) to the extent that any such Option would exceed limitations set forth in Section 7 below; and (ii) for Options specifically designated at the time of grant as not being Incentive Stock Options; and (iii) for Options granted to non-employee directors of the Company or a subsidiary of the Company (a "Subsidiary").

2.    Administration.

      (a) Committee. The Board of Directors of the Corporation (the "Board") shall appoint a compensation committee (the "Committee") to the extent permitted by the By-Laws of the Corporation and applicable law and such Committee shall be composed solely of two or more Non-Employee Directors as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or shall otherwise be constituted in accordance with Rules promulgated under
Section 16 of said Act from time to time. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation's Articles of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approval in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

      (b) Administration. The Plan shall be administered by the Committee which shall have full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. Unless otherwise expressly determined or overruled by the Board, the interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive. The Committee may make different determinations for different Plan participants regarding the Plan, Options or Option Agreement. The Committee shall cause a copy of this Plan to be delivered to each participant in the Plan.

      (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

      (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in
Section 2(a) above.

3.    Stock.

      The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation (the "Stock"), which shares may be authorized but unissued shares or shares that may be purchased by the Corporation in the open market or in private transactions. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 74,400 shares, which number of shares is subject to adjustment as hereinafter provided in
Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan. Shares withheld or surrendered for the payment of taxes or shares surrendered in payment of the exercise price of an Option may not be again available for awards under the Plan.

4.    Eligibility.

      (a) Employees. Options may be granted under the Plan to any full-time employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan. For this purpose, a full-time employee is one who is customarily employed at least 20 hours per week.

      (b) Non-Employee Directors of the Corporation. Each non-employee director of the Corporation serving on the effective date of the Plan, as set forth in
Section 5 hereof, shall be granted an option on the effective date to purchase 20 shares of the Stock for each Board of Directors meeting and Capital Committee meeting attended by such person from August 1, 1996 through and including the effective date, and 20 shares of the Stock for each other Board committee meeting attended by such person from January 1, 1998 through and including the effective date. Thereafter, until March 26, 1999, each non-employee director of the Corporation shall be granted an option as of the date of his or her attendance at a meeting of the Board of Directors of the Corporation or of a Board committee to purchase 20 shares of the Stock.

      Each non-employee director of the Company or any Subsidiary who is serving as such on the effective date of the amendments to the Plan, as set forth in
Section 5 hereof, shall be granted options on such date to purchase 20 shares of Common Stock for each meeting of the Board of Directors of the Company or committee thereof or meeting of a committee of the Board of Directors of a Subsidiary, attended by such person from March 27, 1999 through and including the effective date of the amendments to the Plan. Thereafter, each non-employee director of the Company or any Subsidiary shall be granted an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of the Board of Directors of the Company or a committee thereof, or a meeting of a committee of the Board of Directors of a Subsidiary.

      Each Option granted to a non-employee directors shall be granted at an Option Price equal to the greater of par value or 100 percent of the fair market value of a share of Stock on the date of grant, which value shall be determined as set forth in Section 9 hereof. The Board of Directors may from time to time grant to non-employee directors such other options as the Board of Directors shall determine to be reasonable, all of which options shall be granted at an Option Price equal to the greater of par value or 100 percent of the fair market value of a share of Stock on the date of grant, which value shall be determined as set forth in Section 9 hereof.

5.    Effective Date and Term of the Plan.

      (a) Effective Date. The Plan shall be effective as of June 1,1998 (the "Effective Date"), subject to approval by the Board and the approval by holders of a majority of the shares of the Stock voted. If the stockholders do not approve the Plan within 12 months after the Board approves the Plan, then the Plan and any grants of Options hereunder shall be void.

      The effective date of the amendments to the Plan shall be May 27, 1999, subject to approval by the holders of a majority of the shares of the Stock voted. If the stockholders do not approve the amendments to the Plan within 12 months after the Board approves the amendments to the Plan, then the amendments and any grants of Options pursuant to or as a result of such amendments shall be void.

      (b) Term. The Plan shall terminate on the 10th anniversary of the Effective Date.

6.    Grant of Options.

      Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options under
Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted

7. Limitation on Options Received in Calendar Year.

      An Option (other than an Option described in exception (i) or (ii) or (iii) of Section 1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the
Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.    Option Agreements.

      All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.    Option Price.

      The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Committee and stated in each Option Agreement; provided, however that the purchase price of any Option intended to be an Incentive Stock Option shall be not less than the greater of par value or 100% of the fair market value of a share of the Stock on the date the Option is granted; provided further, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is quoted on a quotation system of The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Committee shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted or, if such date was not a trading date, on the trading date immediately preceding the date the Option is granted (or, if there is no such closing price, then the Committee shall use the mean between the highest bid and the lowest asked prices or between the high and low prices on such date). If there is no established market for the Stock, then the fair market value shall be established by the Committee in good faith.

10.   Term and Exercise of Options.

      (a) Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares thereunder shall cease no later than the expiration of ten years from the date such Option is granted, as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

      (b) Option Period and Limitations or Exercise. Except as otherwise provided in an Option Agreement, each Option granted may be exercised in whole or in part at any time after the date of grant. Notwithstanding the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide other time periods during which an Option may be exercised in whole or in part while such Option is outstanding. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option so as to accelerate the time at which the Option may be exercised.

      (c) Method of Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, accompanied by payment of the Option Price except as provided in this Subsection (c). The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; (iii) through the tender to the Corporation of Options, to the extent of the difference between the Option Price and the fair market value of the shares of Stock subject to such Option (determined in the manner described in Section 9 above) on the exercise date; or (iv) by combination of the methods described in (i), (ii), and (iii) above. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker applicable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or the taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares; provided, however, that the Corporation shall have the right to withhold and deduct from the number of shares of Stock deliverable upon exercise of an Option, a number of shares having an aggregate fair market value (determined in the manner described in Section 9 above) equal to the amount of any taxes and other charges the Corporation or any Subsidiary is obligated to withhold or deduct from amounts payable to such individual. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in
Section 17 below, no adjustment shall be made for dividends or other rights, if any, for which the record date is prior to the date of such issuance.

11.   Transferability of Options.

      During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of the descent and distribution.

12.   Termination of Service or Employment.

      Upon the termination of the employment of an Optionee with the Corporation or a Subsidiary, any Option granted pursuant to the Plan shall terminate three months after the date of such termination of employment, unless earlier terminated pursuant to Section 10(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided however, that if such termination is by reason of (i) the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then termination of the Option shall be governed by Section 13 hereof, or (ii) the dismissal of such Optionee for dishonesty or commission of a crime or for any reason constituting "cause" under the terms of an employment agreement, if any, between the Optionee and the Corporation or a Subsidiary, or for "cause" as otherwise determined by the Corporation in good faith, then the Option shall terminate on the effective date of such dismissal. Notwithstanding the foregoing, however, the Committee may provide, by inclusion of appropriate language in an Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option as provided in
Section 10(a) above either subject to or without regard to any installment limitation or exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government services shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Optionee is employed with the Corporation or any Subsidiary.

      Any option granted to a non-employee director shall terminate on the first anniversary of the effective date of termination of such person's service on the Board of Directors or such earlier time specified in an Option Agreement for such option. Notwithstanding the foregoing, any option granted to a non-employee director shall terminate one year following the date in which a non-employee director ceases to be a member of the Board of Directors by reason of death or "permanent and total disability "as defined in Section 13(b) hereof.

13.   Rights in the Event of Death or Disability

      (a) Death of an Employee. If an Optionee dies while employed by the Corporation or a Subsidiary, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option as provided in Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide, by inclusion of appropriate language in an Option Agreement, that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

      (b) Disability of an Employee. If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such

Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of employment and prior to termination of the Option as provided in Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Committee may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Committee, which determination shall be final and conclusive.

14.   Use of Proceeds.

      The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

15.   Requirements of Law.

      (a) Violations of Law. The Corporation shall not be required to sell or issue any share of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933, as amended, (as now in effect with respect to the shares covered by any Option), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act, and the shares of Stock to be issued upon the exercise of all or any portion of any Option granted under the Plan shall be issued on the condition that the Optionee represents that the purchase of Stock upon such exercise shall be for investment purposes and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating or otherwise disposing of any such Stock under the circumstances which would constitute a public offering or distribution under the Securities Act of 1933, as amended, or the securities laws of any state. No share of Stock shall be issued upon the exercise of any Option unless the Corporation shall have received from the Optionee a written statement satisfactory to legal counsel for the Corporation containing the above representations, stating that certificates representing such shares may bear a legend restricting their transfer and stating that the Corporation's transfer agent or agents may be given instructions to stop transfer of any certificate bearing such legend. Such representation and restrictions provided for herein shall not be required if (i) an effective registration statement for such shares under the Securities Act of 1933, as amended, and any applicable state laws has been filed with the Securities and Exchange Commission and with the appropriate agency or commission of any state whose laws apply to the transaction, or (ii) an opinion of counsel satisfactory to the Corporation has been delivered to the Corporation to the effect that registration is not required under the Securities Act of 1933, as amended, or under the applicable securities laws of any state. Any determination by the Committee regarding the foregoing shall be final, binding, and conclusive . The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation or any governmental authority.

      (b) Restriction on Transfer of Stock. Unless a registration statement under the Securities Act of 1933, as amended, is in effect, the certificate or certificates for Stock issued upon the exercise of an Option shall bear the following legend:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE HOLDER THEREOF AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, EXCEPT UPON THE ISSUANCE TO THE ISSUER OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE SUBMISSION OF OTHER EVIDENCE SATISFACTORY TO COUNSEL TO THE ISSUER, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

16.   Amendment and Termination of the Plan.

      The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan. In no event, however, shall any amendment result in any of the following, unless holders of at least a majority of the shares voted approve such amendment:

          1) Increasing the number of shares available for Options (except subject to adjustments as provided in Section 17 of the Plan); or

          2) Materially increasing benefits available to participants in the Plan.

17.   Effect of Changes in Capitalization.

      (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock divided or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion in the Option outstanding but shall include a corresponding proportionate adjustment in the Option price per share.

      (b) Reorganization in which the Corporation is the Surviving Corporation. Subject to Subsection (d) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

      (c) Reorganization in which the Corporation is not the Surviving Corporation or Sale of Assets or Stock. In the event of the commencement of a tender offer (other than by the Corporation) for any shares of the Corporation or a sale or transfer, in one or a series of transactions, of assets having a fair market value of 50% or more of the fair market value of all assets of the Corporation, or a merger, consolidation or share exchange pursuant to which shares of the Corporation may be exchanged for or converted into cash, property or securities of another issuer, or the liquidation of the Corporation (an "Extraordinary Event"), then regardless of whether or not any Option granted pursuant to the Plan shall have vested or become fully exercisable, all Options granted pursuant to the Plan shall immediately vest and become fully exercisable for the full number of shares subject to any such Option on and at all times after the "Event Date" of the Extraordinary Event.

           (i) The "Event Date" is the date of the commencement of the tender offer, if the Extraordinary Event is a tender offer, and in the case of any other Extraordinary Event, the day preceding the date as of which shareholders of record become entitled to the consideration payable in respect of such Extraordinary Event.

           (ii) In the event of the exercise pursuant to this Section of any Option the Option Price for which shall not have been fixed as of the Event Date, the Option Price in respect of such Option shall be equal to the average fair market value (determined in the manner described in Section 9 above) for the 30 days preceding the announcement or other publication of the Extraordinary Event.

           (iii) In the event that an Optionee fails to exercise his or her Option, in whole or in part, pursuant to this Section upon an Extraordinary Event, the Corporation shall take such action as may be necessary to enable each Optionee to receive upon any subsequent exercise of his or her Option, in whole or in part, in lieu of shares of the Corporation, securities or other assets as were issuable or payable upon such Extraordinary Event in respect of, or in exchange for, such shares.

      (d) Adjustments. Adjustments under this Section 17 related to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

      (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, to effect reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or sell or transfer all or any part of its business or assets.

18.   Disclaimer of Rights.

      No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

19.   Non-Exclusivity of the Plan.

      Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individual or specifically to a particular individual or individual(s)) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20.   Withholding.

      All awards and payments under the Plan which are made to employees of the Corporation are subject to withholding of all applicable taxes and the Corporation shall have the right to withhold from any such award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, an Optionee may elect to have shares of

Stock withheld upon the exercise of an Option, or to surrender to the Corporation shares of Stock already owned by the Optionee, to fulfill any tax withholding obligation.